Exhibit 4.1

TINTRÍ, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

July 24, 2015

EXHIBITS

Exhibit A	Schedule of Investors

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TINTRÍ, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amended and Restated Investors’ Rights Agreement (this “Agreement”) is made as of July 24, 2015, by and among Tintrí, Inc., a Delaware corporation (the “Company”), the investors listed on Exhibit A attached hereto (each, an “Investor,” and together, the “Investors”) and each of Kieran Harty and Mark Gritter (each, a “Founder,” and together, the “Founders”).

RECITALS

WHEREAS, the Company, the Founders and certain of the Investors previously entered into the Amended and Restated Investors’ Rights Agreement, dated as of January 30, 2014, as amended on October 17, 2014 (the “Prior Agreement”), pursuant to which the Company granted certain registration, information and other rights to certain of the Investors;

WHEREAS, the Company and certain of the Investors are entering into the Series F Preferred Stock Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), which contemplates that the Prior Agreement will be amended and restated pursuant to this Agreement;

WHEREAS, Section 3.4 of the Prior Agreement provides that it may be amended by the Company and holders of at least 66 and 2/3% of the Registrable Securities (as defined in the Prior Agreement), not including the Founders’ Stock (as defined in the Prior Agreement); and

WHEREAS, the Company, the Founders and the Investors hereby agree that this Agreement shall govern the rights of the Investors and the Founders to cause the Company to register shares of the Company’s common stock, par value $0.00005 per share (“Common Stock”), issued or issuable to them and certain other matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants contains herein, and for other consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1. Registration Rights. The Company and the Investors covenant and agree as follows:

1.1 Definitions. For purposes of this Agreement:

(a) “Affiliated Fund” means, with respect to a Holder that is a limited liability company or a limited liability partnership, a fund or entity managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company;

(b) “Board of Directors” means the Company’s board of directors.

(c) “Exchange Act” means the Securities Exchange Act of 1934, as amended (and any successor thereto) and the rules and regulations promulgated thereunder;

(d) “Excluded Registration” means a registration statement relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization, or a registration in which the only common stock being registered is common stock issuable upon conversion of debt securities which are also being registered;

(e) “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act that permits significant incorporation by reference of the Company’s subsequent public filings under the Exchange Act;

(f) “Founders’ Stock” means the shares of Common Stock issued to the Founders;

(g) “Holder” means any Investor or Founder owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12;

(h) “Major Investor” means any Investor that holds at least 650,000 shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, Series F Preferred Stock or Common Stock issued upon conversion thereof (subject to adjustment for stock splits, stock dividends, combinations, reclassifications or the like). A Major Investor includes any general partners, managing members and affiliates of a Major Investor, including Affiliated Funds;

(i) “Qualified IPO” has the meaning set forth in the Restated Certificate;

(j) “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

(k) “Registrable Securities” means (i) the shares of Common Stock issuable or issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock and Series F Preferred Stock held by the Holders and any assignee thereof in accordance with Section 1.12, (ii) the Founders’ Stock, provided, however, that for the purposes of Section 1.2, Section 1.4 or Section 1.13, the Founders’ Stock shall not be deemed Registrable Securities and the Founders shall not be deemed Holders, (iii) any shares of Common Stock acquired by Investors pursuant to that certain Securities Purchase Agreement dated June 11, 2014 by and among Marcus Chambers and the Purchasers named on Exhibit B thereto, and (iv) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in clauses (i) through (iii) above; excluding, however, in all cases any Registrable Securities sold in a transaction in which the rights under this Agreement are not assigned, or any shares for which registration rights have terminated pursuant to Section 1.15;

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(l) The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

(m) “Restated Certificate” means the Company’s Amended and Restated Certificate of Incorporation, as of the date hereof, as amended from time to time following the date hereof

(n) “SEC” means the Securities and Exchange Commission;

(o) “Securities Act” means the Securities Act of 1933, as amended (and any successor thereto) and the rules and regulations promulgated thereunder;

(p) “Series A Preferred Stock” shall mean the shares of the Company’s Series A Preferred Stock, par value $0.0005 per share, issued pursuant to the Series A Stock Purchase Agreement, dated as of August 13, 2008;

(q) “Series B Preferred Stock” shall mean the shares of the Company’s Series B Preferred Stock, par value $0.0005 per share, issued pursuant to the Series B Stock Purchase Agreement, dated as of July 7, 2009, as amended;

(r) “Series C Preferred Stock” shall mean the shares of the Company’s Series C Preferred Stock, par value $0.0005 per share, issued pursuant to the Series C Stock Purchase Agreement, dated as of May 16, 2011;

(s) “Series D Preferred Stock” shall mean the shares of the Company’s Series D Preferred Stock, par value $0.0005 per share, issued pursuant to the Series D Stock Purchase Agreement, dated as of July 12, 2012;

(t) “Series E Preferred Stock” shall mean the shares of the Company’s Series E Preferred Stock, par value $0.0005 per share, issued pursuant to the Series E Preferred Stock and Series E-1 Preferred Stock Purchase Agreement, dated as of January 29, 2014;

(u) “Series E-1 Preferred Stock” shall mean shares of the Company’s Series E-1 Preferred Stock, par value $0.0005 per share, issued pursuant to the Series E Preferred Stock and Series E-1 Preferred Stock Purchase Agreement, dated as of January 29, 2014; and

(v) “Series F Preferred Stock” shall mean shares of the Company’s Series F Preferred Stock, par value $0.0005 per share, issued pursuant to the Purchase Agreement.

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1.2 Request for Registration.

(a) If the Company shall receive at any time after the earlier of (i) July 24, 2018, or (ii) six months after the effective date of the Qualified IPO, a written request from the Holders of at least 66 and 2/3% of the Registrable Securities then outstanding (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $10,000,000, then the Company shall, within 20 days after receiving such request, give written notice of such request to all Holders and shall, subject to the limitations of Section 1.2(b), use all reasonable best efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered within 20 days after the mailing of such notice by the Company.

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request and the Company shall include such information in the written notice referred to in Section 1.2(a). The underwriter will be selected by the Company, which underwriter shall be reasonably acceptable to a majority in interest of the Initiating Holders whose Registrable Securities are to be included in the underwriting. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. The Company and all Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all participating Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities requested to be included in such applicable registration by each participation Holder. In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded from such offering. Any Registrable Securities excluded from or withdrawn from such underwriting shall be withdrawn from registration.

(c) Notwithstanding the foregoing, if the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed, the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right or the similar right set forth in Section 1.4(b)(iii) more than once in any 12-month period; provided, further, that the Company shall not register any securities for the account of itself or any other stockholder during such 90-day period (other than in a Qualified IPO or an Excluded Registration).

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(d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

(i) After the Company has effected three registrations pursuant to this Section 1.2, provided, however, that such registrations have been declared or ordered effective and that either (A) the conditions of Section 1.5(a) have been satisfied or (B) the registration statements remain effective and there are no stop orders in effect to such registration statements;

(ii) If the Company, within 30 days of receipt of the Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement for an initial public offering within 75 days; provided, that the Company is actively employing in good faith, reasonable best efforts to cause such registration to become effective;

(iii) Within 180 days immediately following the effective date of a Qualified IPO; or

(iv) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.4.

1.3 Company Registration.

(a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than an Excluded Registration), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 20 days after mailing of such notice by the Company in accordance with Section 3.4, the Company shall, subject to the provisions of Section 1.8, use all reasonable best efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered if any stock of the Company is registered.

(b) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such registration shall be borne by the Company in accordance with Section 1.7.

1.4 Form S-3 Registration. In case the Company shall receive from any Holder or Holders of a majority of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

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(b) use all reasonable best efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000; (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed, the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right or the similar right set forth in Section 1.2(c) more than once in any 12-month period; provided, further that the Company shall not register any securities for its own account or any other stockholder, other than an Excluded Registration, during such 90 day period; (iv) if the Company has, within the 12-month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.4 (counting for these purposes only registrations which have been declared or ordered effective and pursuant to which securities have been sold); (v) in any jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already qualified to do business or subject to service of process in that jurisdiction; or (vi) during the period ending 180 days after the effective date of a registration statement subject to Section 1.3.

(c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Section 1.2 or Section 1.3, respectively.

1.5 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously and as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days, or until the distribution described in such registration statement is completed, if earlier; provided, however, that (i) such 120 day period shall be extended for a period of time equal to the period the Holder(s) refrain from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities of the Company) and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or

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delayed basis, subject to compliance with applicable SEC rules, such 120 day period shall be extended, if necessary, to keep the registration statement effective until the earlier of (A) such time as all such Registrable Securities registered on such registration statement are sold or (B) all such Registrable Securities on such registration statement may be sold in any three month period pursuant to Rule 144.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to 120 days, or until the distribution described in such registration statement is completed, if earlier; provided, however, that (i) such 120 day period shall be extended for a period of time equal to the period the Holder(s) refrain from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, such 120 day period shall be extended, if necessary, to keep the registration statement effective until the earlier of (A) such time as all such Registrable Securities registered on such registration statement are sold or (B) all such Registrable Securities on such registration statement may be sold in any three month period pursuant to Rule 144; provided further, however, that with respect to clause (ii) above, that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis and that the applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (1) includes any prospectus required by Section 10(a)(3) of the Securities Act or (2) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in clauses (1) and (2) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement.

(c) Promptly notify the Holders of the effectiveness of such registration statement, and furnish to the Holders such numbers of copies of a prospectus (including the preliminary prospectus), including any supplement to the prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Following the effective date of such registration statement, notify the Holders of any request by the SEC that the Company amend or supplement such registration statement, or the associated prospectus.

(e) Use all reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already qualified to do business or subject to service of process in that jurisdiction.

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(f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder and other security holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(g) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for 120 days or until the distribution described in such registration statement is completed, if earlier.

(h) Cause all such Registrable Securities registered pursuant to this Section 1 to be listed on each national securities exchange or trading system on which similar securities issued by the Company are then listed.

(i) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(j) Make generally available to the selling Holders, any underwriters participating in any disposition pursuant to such registration statement and any attorney, accountant and/or other advisor or agent retained by any such underwriter or selected by the selling Holders, and to deliver to each Holder participating in the registration statement, an earnings statement of the Company that will satisfy the provisions of Section 11(a) of the Securities Act covering a period of 12 months beginning after the effective date of such registration statement as soon as reasonably practicable after the termination of such 12-month period, and all other financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the Company’s and its subsidiaries’ officers, directors, employees and independent accountants to supply all information reasonably requested by such seller, underwriter, attorney, accountant and/or other advisor or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith.

(k) Use its commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

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(l) All Expenses (as defined below) relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered.

1.6 Information From Holders. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding such Holder, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.4 if, as a result of the application of the preceding sentence, the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 1.2(a) or Section 1.4(b)(2), whichever is applicable.

1.7 Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, Section 1.3 and Section 1.4 including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements (not to exceed $30,000) of one counsel for the selling Holders selected by them, with the approval of the Company, which approval shall not be unreasonably withheld, conditioned or delayed, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or Section 1.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders on a several (and not joint and several basis) shall bear such expenses on a pro rata basis (based on the number of Registrable Securities to be included by such selling Holder in such registration statement)), unless the Holders of 66 and 2/3% of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2 or one right to a Form S-3 registration under Section 1.4, as the case may be; provided further, however, that if at the time of such withdrawal, the Holders (a) have learned of a material adverse change in the condition, business, or prospects of the Company that was not known to the Holders at the time of their request and (b) have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall not forfeit their rights pursuant to Section 1.2 or Section 1.4, as the case may be.

1.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by Holders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of

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the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders), but in no event shall (a) the amount of securities of the selling Holders included in the offering be reduced below 25% of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities, in which case, the selling stockholders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included, (b) any securities held by a Founder be included if any securities held by any selling Holder are excluded, and (c) any Holder of Registrable Securities (other than the Major Investors) who has requested securities to be included in a registration pursuant to Section 1.3 be granted such registration without the consent of the Initiating Holders, if the requested registration would reduce the number of shares includable by the Initiating Holders. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a venture capital fund, or a partnership or corporation, the Affiliated Funds, partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder,” and any pro-rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling stockholder,” as defined in this sentence.

1.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action;

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provided, however, that the indemnity agreement contained in this Section 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

(b) To the extent permitted by law, each selling Holder (on a several basis and not joint and several basis) will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this Section 1.10(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

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(d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Section 1.10(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however that a Holder’s liability pursuant to this Section 1.10(d) shall not exceed, when combined with the amounts paid or payable by such Holder pursuant to Section 1.10(b), the net proceeds from such offering received by such Holder, except in the case of willful misconduct or fraud.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.11 Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after 90 days after the effective date of the Qualified IPO so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

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(c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d) furnish to any Holder upon request, so long as the Holder owns any Registrable Securities, (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the Qualified IPO), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee (a) of at least two percent (2%) of the Registrable Securities (subject to adjustment for stock splits, stock dividends, reclassification or the like), (b) that is a subsidiary, parent, partner, limited partner, retired partner, member, retired member or stockholder of a Holder, (c) that is an Affiliated Fund or any other affiliate of such Holder, (d) who is a Holder’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (such a relation, a Holder’s “Immediate Family Member,” which term shall include adoptive relationships), or (e) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member; provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; provided, further, that such assignment shall be effective only if the transferee agrees in writing to be bound by this Agreement and immediately following such transfer, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of (i) a partnership who are partners or retired partners of such partnership or (ii) a limited liability company who are members or retired members of such limited liability company (including Immediate Family Members of such partners or members who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership or limited liability company; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.

1.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least 66 and 2/3% of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include any of such securities in any registration filed under Section 1.2, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration

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which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in Section 1.2(a) or within 120 days of the effective date of any registration effected pursuant to Section 1.2.

1.14 Lock-Up Agreement.

(a) Lock-Up Period; Agreement. In connection with the initial public offering of the Company’s securities and upon request of the Company and the underwriters managing such offering of the Company’s securities, each Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company, however or whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days but subject to such extension or extensions as may be required by the underwriters in order to publish research reports while complying with the Rule 2711 of the National Association of Securities Dealers, Inc.) from the effective date of such registration statement as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering.

(b) Limitations. The obligations described in this Section 1.14 shall apply only if all senior executive officers and directors of the Company and all holders of at least two percent (2%) of the Company’s voting securities enter into substantially similar agreements, and shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act. In the event any of the above are released from the obligations set forth in Section 1.14, each other party shall be similarly released on a ratable basis based upon the number of shares subject to such agreement.

(c) Stop-Transfer Instructions. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Holder (and the securities of every other person subject to the restrictions in Section 1.14(a).

(d) Transferees Bound. Each Holder agrees that it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 1.14.

(e) Each Holder agrees that a legend reading substantially as follows shall be placed on all certificates representing all Registrable Securities of each Holder (and the shares or securities of every other person subject to the restriction contained in this Section 1.14):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

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1.15 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (a) five years following the consummation of a Qualified IPO, (b) with respect to any Holder, at such time after the Qualified IPO when such Holder holds less than one percent of the outstanding securities of the Company and Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares during a three-month period without registration, or (c) upon termination of the Agreement, as provided in Section 3.1.

2. Covenants of the Company.

2.1 Delivery of Financial Statements. The Company shall deliver to each Major Investor (other than a Major Investor reasonably deemed by the Board of Directors (excluding from such vote any directors affiliated with such Major Investor) to be a competitor of the Company) (it being understood that for the purposes of this Section 2.1, none of Silver Lake Kraftwerk Fund, L.P. and Silver Lake Technology Investors Kraftwerk, L.P. (together, “Silver Lake”), Insight Venture Partners VIII, L.P., Insight Venture Partners (Delaware) VIII, L.P., Insight Venture Partners (Cayman) VIII, L.P., and Insight Venture Partners (Co-Investors), L.P. (together with their respective affiliates, permitted transferees, successors and assigns), Menlo Ventures XI, L.P., New Enterprise Associates 12, Limited Partnership nor Lightspeed Venture Partners VIII, L.P. is a competitor of the Company):

(a) as soon as practicable, but in any event within 120 days after the end of each fiscal year of the Company (or such longer period of time as may be reasonably required by the Company’s independent public accountants), an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder’s equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles, consistently applied, and audited and certified by an independent public accounting firm of nationally recognized standing selected by the Company;

(b) as soon as practicable, but in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, an unaudited profit or loss statement, a statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;

(c) within 30 days of the end of each month, an unaudited income statement, a statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail, together with a comparison to the Company’s operating plan and budget by the Chief Financial Officer of the Company explaining any significant differences in the statements from the Company’s operating plan and budget for the month covered; and

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(d) at least 30 days prior to the end of each fiscal year, an operating plan (which includes the applicable budget and working capital on a monthly basis) for the next fiscal year.

2.2 Inspection. The Company shall permit each Major Investor (except for a Major Investor reasonably deemed by the Board of Directors (excluding any directors affiliated with such Major Investor) to be a competitor of the Company), at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

2.3 Right of First Offer. Subject to the terms and conditions specified in this Section 2.3, the Company hereby grants to each Major Investor a right of first offer with respect to future sales by the Company or any of its subsidiaries of their respective Shares (as defined below) (the “Right of First Offer”). For purposes of this Section 2.3, Major Investor includes any general partners, managing members and affiliates of a Major Investor, including Affiliated Funds. A Major Investor who chooses to exercise the Right of First Offer may designate as purchasers under such right itself or its partners or affiliates, including Affiliated Funds, in such proportions as it deems appropriate. Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its or its subsidiaries’ capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

(a) The Company shall deliver a notice (the “RFO Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

(b) Within 20 calendar days after delivery of the RFO Notice, the Major Investor may elect to purchase or obtain, at the price and on the terms specified in the RFO Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Major Investor bears to the sum of (i) the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities) and (ii) shares of Common Stock reserved for issuance or issuable to employees, consultants or directors pursuant to a stock option plan, restricted stock option plan, or other stock plan approved by the Board of Directors. Such purchase shall be completed at the same closing as that of any third party purchasers or at an additional closing. The Company shall promptly, in writing, inform each Major Investor that purchases all the shares available to it (each, a “Fully-Exercising Investor”) of any other Major Investor’s failure to do likewise. During the 10-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares for which Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities).

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(c) The Company may, during the 45-day period following the expiration of the period provided in Section 2.3(b), offer the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the RFO Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 60 days after the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

(d) The Right of First Offer in this Section 2.3 shall not be applicable to (i) the issuance of securities in connection with stock dividends, stock splits or similar transactions for which an adjustment is made pursuant to Section 4(d)(i) or Section 4(d)(ii) of Article IV(B) of the Restated Certificate; (ii) the issuance or sale of Common Stock (or options therefor) to employees, consultants and directors of the Company, directly or pursuant to a stock option plan, restricted stock purchase plans or other stock plan approved by the Board of Directors; (iii) Common Stock or Preferred Stock (or options or warrants therefore) that may be issued to leasing companies, landlords, advisors, lenders and other providers of goods and services to the Company, in each case approved by the Board of Directors; (iv) Common Stock or Preferred Stock (or options or warrants therefore) that may be issued to entities in connection with joint ventures, development projects, acquisitions, or other strategic transactions, in each case approved by the Board of Directors; (v) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities outstanding as of the date of this Agreement, including without limitation, warrants, notes or options; (vi) the issuance of securities for consideration other than cash in connection with a bona fide merger, consolidation, acquisition or similar business combination approved by the Board of Directors (including at least one Preferred Director (as defined in the Restated Certificate)); (vii) the issuance or sale of Series A Preferred Stock or the Common Stock issuable upon conversion of the Series A Preferred Stock; (viii) the issuance or sale of Series B Preferred Stock or the Common Stock issuable upon conversion of the Series B Preferred Stock; (ix) the issuance or sale of Series C Preferred Stock or the Common Stock issuable upon conversion of the Series C Preferred Stock; (x) the issuance or sale of Series D Preferred Stock or the Common Stock issuable upon conversion of the Series D Preferred Stock; (xi) the issuance or sale of Series E Preferred Stock or the Common Stock issuable upon conversion of the Series E Preferred Stock; (xii) the issuance or sale of Series E-1 Preferred Stock or the Common Stock issuable upon conversion of the Series E-1 Preferred Stock; (xiii) the issuance or sale of Series F Preferred Stock or the Common Stock issuable upon conversion of the Series F Preferred Stock; (xiv) Common Stock issued or issuable to holders of Series F Preferred Stock pursuant to Section 4(b)(ii) and Section 6(b) of the Restated Charter; (xv) the issuance of Common Stock in a Qualified IPO; or (xvi) Common Stock, Preferred Stock or options or warrants to purchase Common Stock or Preferred Stock, the issuance of which is deemed or determined to be excluded from the Conversion Price (as defined in the Restated Certificate) adjustments otherwise required pursuant to Section (4)(d)(iii) of Article IV(B) of the Restated Certificate by the affirmative vote of at least 66 and 2/3% of the then outstanding shares of Preferred Stock, voting together as a single class, subject to the Anti-Dilution Consent Rights (as defined in the Restated Certificate) therein. In addition to the foregoing, the right of first offer in this Section 2.3 shall not be applicable with respect to any Major Investor and any subsequent securities

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issuance, if (A) at the time of such subsequent securities issuance, the Major Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) under the Securities Act, and (B) such subsequent securities issuance is otherwise being offered only to accredited investors. For avoidance of doubt, the Investors agree that this Section 2.3 operates so that the parties to the Prior Agreement do not have the contractual right under the Prior Agreement or this Agreement to purchase the Series F Preferred Stock or Common Stock issuable upon conversion thereof.

All references to the Company in this Section 2.3 shall be deemed to include any applicable subsidiary of the Company.

2.4 Qualified Small Business Stock. The Company agrees that for so long as any of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock (the “Series A-D Preferred Shares”), or any Common Stock into which such Series A-D Preferred Shares are converted, are held by an Investor (or a transferee in whose hands such Series A-D Shares or Common Stock are eligible as a result of the application of Section 1202(h) of the Internal Revenue Code (the “Code”) to qualify as “qualified small business stock” within the meaning of Section 1202(c) of the Code), it will use commercially reasonable efforts to comply with any applicable filing and reporting requirements of Section 1202 of the Code and any regulations promulgated thereunder (including complying with any applicable filing or reporting requirements of Section 1202 of the Code and any regulations promulgated thereunder) to cause such Series A-D Preferred Shares or Common Stock to continue to qualify as “qualified small business stock”; provided, however, that “reasonable efforts” as used in this Section 2.4 shall not be construed to require the Company to operate its business in a manner that would adversely affect its business, limit its future prospects or alter the timing or resource allocation related to its planned operations or financing activities.

2.5 Termination of Covenants.

(a) The covenants set forth in Sections 2.1 through Section 2.5 shall terminate as to each Holder and be of no further force or effect (i) immediately prior to the consummation of a Qualified IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act, (iii) upon the consummation of a Liquidation Transaction (as defined in the Restated Certificate) or (iv) upon termination of the Agreement, as provided in Section 3.1.

3. Miscellaneous.

3.1 Termination. This Agreement shall terminate, and have no further force and effect, when the Company shall consummate a Liquidation Transaction.

3.2 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto, including the Prior Agreement, are expressly canceled.

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3.3 Successors and Assigns. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any of Preferred Stock or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.4 Amendments and Waivers.

(a) Any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of at least at least 66 and 2/3% of the Registrable Securities then outstanding, excluding the Founders’ Stock.

(b) Notwithstanding Section 3.4(a), if any amendment or waiver has the effect of affecting the Founders’ Stock (i) in a manner different than securities issued to the Investors and (ii) in a manner adverse to the interests of the holders of the Founders’ Stock, then such amendment shall require the consent of the holder or holders of at least a majority of the Founders’ Stock.

(c) Notwithstanding Section 3.4(a) and Section 3.4(b), the Right of First Offer set forth in Section 2.3 may not be waived or terminated or otherwise amended with respect to the holders of Series E Preferred Stock and Series E-1 Preferred Stock without the prior written consent of the holders of at least 66 2/3% of the shares of Series E Preferred Stock and Series E-1 Preferred Stock then outstanding, voting together as a single class.

(d) Notwithstanding Section 3.4(a), Section 3.4(b) and Section 3.4(c), the Right of First Offer set forth in Section 2.3 may not be waived or terminated or otherwise amended with respect to the holders of Series F Preferred Stock without the prior written consent of the holders of at least 53% of the shares of Series F Preferred Stock then outstanding, voting together as a single class.

(e) Notwithstanding any provision of this Agreement to the contrary and so long as at least 1,500,000 shares of Series E Preferred Stock and Series E-1 Preferred Stock, collectively, remain outstanding, if any waiver or amendment to this Agreement adversely and disproportionately affects the rights, preferences or privileges of the Series E Preferred Stock and Series E-1 Preferred Stock, such amendment or waiver will require the approval of at least 66 and 2/3% of the then outstanding shares of Series E Preferred Stock and Series E-1 Preferred Stock, voting together as a single class, provided, however, that the creation, authorization or issuance by the Company of any equity security (including any security convertible into or exercisable for any equity security) having rights, preferences or privileges (including with respect to redemption, voting rights, dividends or liquidation or otherwise) senior to, or being on parity with, the Series E Preferred Stock or Series E-1 Preferred Stock, if approved by at least 66 and 2/3% of the then outstanding shares of Preferred Stock, voting together as a class, shall not be deemed to adversely or disproportionately affect the rights, preferences or privileges of the Series E Preferred Stock or Series E-1 Preferred Stock.

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(f) Notwithstanding any provision of this Agreement to the contrary and so long as at least 2,000,000 shares of Series F Preferred Stock, collectively, remain outstanding, if any waiver or amendment to this Agreement adversely and disproportionately affects the rights, preferences or privileges of the Series F Preferred Stock, such amendment or waiver will require the approval of at least 53% of the then outstanding shares of Series F Preferred Stock, provided, however, that the creation, authorization or issuance by the Company of any equity security (including any security convertible into or exercisable for any equity security) having rights, preferences or privileges (including with respect to redemption, voting rights, dividends or liquidation or otherwise) senior to, or being on parity with, the Series F Preferred Stock, if approved by at least 53% of the then outstanding shares of Preferred Stock, voting together as a class, shall not be deemed to adversely or disproportionately affect the rights, preferences or privileges of the Series F Preferred Stock.

(g) Any amendment or waiver effected in accordance with this Section 3.4 shall be binding upon each party to the Agreement, whether or not such party has signed such amendment or waiver, each future holder of all such Registrable Securities, and the Company.

3.5 Notices. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by facsimile, or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or facsimile number as set forth on the signature pages or Exhibit A hereto or as subsequently modified by written notice, and if to the Company, with a copy (which shall not constitute notice) to Wilson Sonsini Goodrich & Rosati P.C., 650 Page Mill Road, Palo Alto, California 94304, Attention: Aaron J. Alter, and if to Silver Lake, with a copy (which shall not constitute notice) to Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 1200 Seaport Boulevard, Redwood City, CA 94063, Attention: Scott C. Dettmer.

3.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

3.7 Governing Law. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws.

3.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.9 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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3.10 Aggregation of Stock. All shares of the Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.11 Effect on Prior Agreement. Upon the execution and delivery of this Agreement by the Company and the Investors, the Prior Agreement shall terminate, be of no further force and effect and shall be amended and restated in its entirety as set forth in this Agreement.

[Remainder of Page Intentionally Blank]

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The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMPANY:

TINTRÍ, INC.

By:	/s/ Ken Klein
Name:	Ken Klein
Title:	Chairman and Chief Executive Officer

Address:

Tintrí, Inc.
303 Ravendale Drive
Mountain View, California 94043
Attention: Chief Executive Officer

Signature page to Amended and Restated Investors’ Rights Agreement

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

FOUNDERS:

/s/ Kieran Harty
KIERAN HARTY

Address:

Kieran Harty
303 Ravendale Drive
Mountain View, California 94043

Signature page to Amended and Restated Investors’ Rights Agreement

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

SILVER LAKE KRAFTWERK FUND, L.P.

By:	Silver Lake Technology Associates Kraftwerk, L.P.,
its general partner

By:	/s/ Adam Grosser
Name:	Adam Grosser
Title:	Managing Director

SILVER LAKE TECHNOLOGY INVESTORS KRAFTWERK, L.P.

By:	Silver Lake Technology Associates Kraftwerk, L.P.,
its general partner

By:	/s/ Adam Grosser
Name:	Adam Grosser
Title:	Managing Director

Address:

2775 Sand Hill Road, Suite 100
Menlo Park, CA 94025
Attention: Karen M. King

Signature page to Amended and Restated Investors’ Rights Agreement

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

INSIGHT VENTURE PARTNERS VIII, L.P.

By:	Insight Venture Associates VIII, L.P.
its General Partner

By:	Insight Venture Associates VIII, Ltd.,
its General Partner

By:	/s/ Blair M. Flicker
Name:	Blair M. Flicker
Title:	Vice President

INSIGHT VENTURE PARTNERS (DELAWARE) VIII, L.P.

By:	Insight Venture Associates VIII, L.P.
its General Partner

By:	Insight Venture Associates VIII, Ltd.,
its General Partner

By:	/s/ Blair M. Flicker
Name:	Blair M. Flicker
Title:	Vice President

Signature page to Amended and Restated Investors’ Rights Agreement

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

INSIGHT VENTURE PARTNERS (CAYMAN) VIII, L.P.

By:	Insight Venture Associates VIII, L.P.
its General Partner

By:	Insight Venture Associates VIII, Ltd.,
its General Partner

By:	/s/ Blair M. Flicker
Name:	Blair M. Flicker
Title:	Vice President

INSIGHT VENTURE PARTNERS VIII (CO-INVESTORS), L.P.

By:	Insight Venture Associates VIII, L.P.
its General Partner

By:	Insight Venture Associates VIII, Ltd.,
its General Partner

By:	/s/ Blair M. Flicker
Name:	Blair M. Flicker
Title:	Vice President

Signature page to Amended and Restated Investors’ Rights Agreement

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

LIGHTSPEED VENTURE PARTNERS VIII, L.P.

By:	Lightspeed General Partner VIII, L.P., its General Partner

By:	Lightspeed Ultimate General Partner VIII, Ltd., its General Partner

By:	/s/ Christopher Schaepe
Christopher Schaepe, Duly Authorized Signatory

Address:

Lightspeed Venture Partners
2200 Sand Hill Road
Menlo Park, California 94025
Attention: Christopher Schaepe

Signature page to Amended and Restated Investors’ Rights Agreement

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

NEW ENTERPRISE ASSOCIATES 12, LIMITED PARTNERSHIP

By:	NEA Partners 12, Limited Partnership, its
General Partner

By:	NEA 12 GP, LLC, its General Partner

By:	/s/ Louis S. Citron
Name:	Louis S. Citron
(print)
Title:	Chief Legal Officer

Signature page to Amended and Restated Investors’ Rights Agreement

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

MENLO VENTURES XI, L.P.

By:	MV MANAGEMENT XI, L.L.C.
Its General Partner

By:	/s/ Doug Carlisle
Name:	Doug Carlisle
Title:	Managing Director

MMEF XI, L.P.

By:	MV MANAGEMENT XI, L.L.C.
Its General Partner

By:	/s/ Doug Carlisle
Name:	Doug Carlisle
Title:	Managing Director

Address:

Menlo Ventures
2884 Sand Hill Road, Suite 100
Menlo Park, California 94025
Attention: Mark Siegel

Signature page to Amended and Restated Investors’ Rights Agreement

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

WS INVESTMENT COMPANY, LLC (2015A)

By:	/s/ James Terranova
Name:	James Terranova
Title:	Director

Address:

650 Page Mill Road
Palo Alto, CA 94304

Signature page to Amended and Restated Investors’ Rights Agreement

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

TRIPLEPOINT VENTURES IV, LLC

By:	/s/ Sajal Srivastava
Name:	Sajal Srivastava
Title:	President

Address:

2755 Sand Hill Road, Suite 150
Menlo Park, CA 94025
Attention: Legal Department

Signature page to Amended and Restated Investors’ Rights Agreement

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

FLEXTRONICS TELECOM SYSTEMS, LTD.

By:	/s/ Manny Marimuthu
Name:	Manny Marimuthu
Title:	Director

Addresses:

Level 3 Alexander House
35 Cybercity, Ebene
Mauritius

Flextronics International USA, Inc.,
6201 America Center Drive
San Jose, CA 95002

Signature page to Amended and Restated Investors’ Rights Agreement

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Kieran Harty
KIERAN HARTY

Address:

Kieran Harty
303 Ravendale Drive
Mountain View, California 94043

Signature page to Amended and Restated Investors’ Rights Agreement

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

THE 2010 DAVID R. CHERITON
IRREVOCABLE TRUST DATED JULY 28, 2010

By:	South Dakota Trust Company LLC, Trustee

By:	/s/ Jeanice Caselli
Name:	Jeanice Caselli
Title:	Vice President and Trust Officer

Address:

The 2010 David R. Cheriton Irrevocable Trust
Dated July 28, 2010 c/o South Dakota Trust Company LLC
201 South Phillips Avenue, Suite 200
Sioux Falls, South Dakota 57104
Attention: Jeanice

Signature page to Amended and Restated Investors’ Rights Agreement

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

FOUR RIVERS PARTNERS II, LP

By:	FSL Capital II, LLC, its general partner

By:	/s/ Farouk Ladha
Name:	Farouk Ladha
Title:	Managing Partner

FOUR RIVERS PARTNERS III, LP

By:	FSL Capital III, LLC, its general partner

By:	/s/ Farouk Ladha
Name:	Farouk Ladha
Title:	Managing Partner

Address:

Four Rivers Group
150 Pacific Ave.
San Francisco, CA 94111
Attention: Farouk Ladha

Signature page to Amended and Restated Investors’ Rights Agreement

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

OMEGA CAPITAL VENTURES, LLC

By:	/s/ Daniel Adamany
Name:	Daniel Adamany
Title:	Manager

Address:

Daniel Adamany
1448 West Belle Plaine Ave.
Chicago, IL 60613

Signature page to Amended and Restated Investors’ Rights Agreement

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

H.C. JONES LIVING TRUST

By:	/s/ Harvey Jones
Name:	Harvey Jones
Title:	Trustee

Address:

Harvey Jones
2000 Washington Street #5
San Francisco, CA 94109

Signature page to Amended and Restated Investors’ Rights Agreement

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

STAR TRINITY, L.P.

By:	Star Trinity GP, LLC, its general partner

By:	/s/ Blair Flicker
Name:	Blair Flicker
Title:	Authorized Officer

Address:

1114 Avenue of the Americas, 36th Floor
New York, NY 10036

Signature page to Amended and Restated Investors’ Rights Agreement

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Craig P. Abod
CRAIG P. ABOD

Address:

1860 Michael Faraday Drive, Suite 100
Reston, VA 20190
Attention: Cornell Abod

Signature page to Amended and Restated Investors’ Rights Agreement

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Ken Klein
KEN KLEIN

Address:

Signature page to Amended and Restated Investors’ Rights Agreement

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Ian Halifax
IAN HALIFAX

Address:

Signature page to Amended and Restated Investors’ Rights Agreement

EXHIBIT A

INVESTORS

Investor	Shares
Silver Lake Kraftwerk Fund, L.P.	[Intentionally omitted.]

Silver Lake Technology Investors Kraftwerk Fund, L.P.	[Intentionally omitted.]

Insight Venture Partners VIII, L.P.	[Intentionally omitted.]

Insight Venture Partners (Delaware) VIII, L.P.	[Intentionally omitted.]

Insight Venture Partners (Cayman) VIII, L.P.	[Intentionally omitted.]

Insight Venture Partners VIII (Co-Investors), L.P.	[Intentionally omitted.]

Lightspeed Venture Partners VIII, L.P.	[Intentionally omitted.]

New Enterprise Associates 12, Limited Partnership	[Intentionally omitted.]

NEA Ventures 2008, Limited Partnership	[Intentionally omitted.]

Menlo Ventures XI, L.P.	[Intentionally omitted.]

MMEF XI, L.P.	[Intentionally omitted.]

The 2010 David L. Cheriton Irrevocable Trust Dated July 28, 2010	[Intentionally omitted.]

Kieran Harty	[Intentionally omitted.]

Cari Harty	[Intentionally omitted.]

Vivek Ranadive	[Intentionally omitted.]

K. Amar Murugan	[Intentionally omitted.]

NT Global Corp.	[Intentionally omitted.]

The Mullarkey Family Living Trust	[Intentionally omitted.]

Star Trinity, L.P.	[Intentionally omitted.]

Four Rivers Partners II, L.P.	[Intentionally omitted.]

Four Rivers Partners III, L.P.	[Intentionally omitted.]

TriplePoint Ventures IV LLC	[Intentionally omitted.]

Omega Capital Ventures, LLC	[Intentionally omitted.]

Flextronics Telecom Systems, Ltd.	[Intentionally omitted.]

Craig P. Abod	[Intentionally omitted.]

H.C. Jones Living Trust	[Intentionally omitted.]

WS Investment Company, LLC (2015A)	[Intentionally omitted.]

Ken Klein	[Intentionally omitted.]

Ian Halifax	[Intentionally omitted.]